POWER OF ATTORNEY
Allianz Life Insurance Company of New York

        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg, Carol Dunn, H. Bernt von Ohlen, and Erik T. Nelson and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life of NY Variable Account C	33 Act No.
New NY Vision POS N-4 Filing	Pending

Signature	Title	Date
/s/ Gary Bhojwani	Chairman of the Board and	1/3/11
Gary C. Bhojwani	Chief Executive Officer

/s/ Giulio Terzariol	Director, Chief Financial Officer and	1/3/11
Giulio Terzariol	Treasurer

/s/ Stephen Herbert	Director	12/29/10
Stephen R. Herbert

/s/ Eugene Wilkinson	Director	12/29/10
Eugene T. Wilkinson

/s/ Dennis Marion	Director	12/29/10
Dennis J. Marion

/s/ John Esch	Director, Vice President, and Appointed	1/3/11
John O. Esch	Actuary

/s/ Thomas Burns	Director and President	1/3/11
Thomas P. Burns

/s/ William Gaumond	Director	1/10/11
William E. Gaumond

/s/ Yvonne Franzese	Director	1/5/11
Yvonne K. Franzese